PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 10th day of June 1999 by and between Iron Horse Holdings, Incorporated ("IHHI"), a Nevada Corporation, located at 8635 W. Sahara Ave. Suite 433, Las Vegas, Nevada, 89117, and Internet Business's International, Inc., a Nevada corporation ("IBUI"), located at 3900 Birch Street, Suite 111, Newport Beach, California 92660.

THE PARTIES AGREE AS FOLLOWS:

1. Agreement.

1.1 Subject to the terms and conditions of this Agreement, IBUI agrees to pay at closing $525,000.00 for, IHHI's Internet Service Provider, LAInternet. com ("LAI"). The payments will be as follows; credit on the note that is owed by IHHI to IBUI. This credit is to be effective June 1, 1999. Any interest that was owed by IHHI to IBUI on that portion of the credit that is to be received by IHHI is to be treated as part of the consideration paid by IBUI for the LAInternet.com an ISP.

1.2 Closing: The closing shall take place on or before June 10th, 1999 or at such other time and place as IHHI and IBUI mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, IHHI, shall deliver to IBUI, all documents necessary to transfer ownership and title to the ISP, LAI, and all LAI customer lists, all LAI customer accounts, all LAI customer contracts and paperwork pertaining thereto, LAI trademarks, LAI and related licenses, LAI software copyrights, LAI text copyrights, all rights in and to the domain name lainet.com, LAI and related operating manuals, scripts and programs, and graphics and words, LAI accounting systems, and the LAI database.

2.  Representations and Warranties of IHHI

Except as expressly set forth in any Schedule of Exceptions furnished to the Parties with respect to the subparagraphs hereof, IHHI hereby represents and warrants to the Parties the following:

2.1 Organization, Good standing and Qualification: IHHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. IHHI.

2.2 Subsidiaries: IHHI does presently own or control, directly or indirectly, other interests in other corporations.

2.3 Litigation: There is no action, suit proceeding or investigation currently threatened against IHHI which questions the validity of this Agreement or the right of IHHI to enter into it, or to consummate the transactions contemplated hereby, or which might result, in the aggregate, in any material adverse changes in the assets, conditions, affairs or prospects of IHHI. IHHI is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.4 Title to Property and Assets: IHHI owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair IHHI's ownership or use of such property or assets. With respect to the property and assets it leases, IHHI is in compliance with such leases and, to the best of IHHI's knowledge, holds a valid leasehold interest free and clear of any liens, claims, or encumbrances.

2.5 Changes: Since June 1, 1999 there has not been: any change in the assets, liabilities, financial condition or operating results of IHHI, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse; any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of IHHI any waiver by IHHI of a valuable right or material debt owed to it; any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by IHHI, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of IHHI; or any change or amendment to a material contract or arrangement by which IHHI or any of its assets or properties is bound or subject.

2.6 Absence of Undisclosed Liabilities: IHHI has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been disclosed.

2.7 Tax Returns and Audits: IHHI has filed as required, on a timely basis, all income, franchise and other tax returns and reports of every nature required to be filed by it, accurately reflecting any and all operating losses, tax credit carryovers and carry-backs, and taxes owing to the United States, or any other government or any subdivision thereto domestic or foreign, state or local, or any other taxing authority, and has paid in full all taxes shown on said returns to be due and owing. There are and hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against IHHI, with respect to any taxable periods ending on or before the Closing, other than tax deficiencies relating solely to an election (or deemed election) pursuant to Section 338 of the Internal Revenue Code of 1986, as amended, with respect to the exchange of assets for shares of stock of IHHI or other transfer of ownership of IHHI occurring on or prior to the Closing which the Parties hereto agree shall not be treated as a liability of IHHI or a breach of or a misstatement in any representation or warranty of IHHI made herein.

3.  Representations and Warranties of the Parties

Except as expressly set forth in any Schedule of Exceptions furnished to the IHHI with respect to the subparagraphs hereof, the Parties hereby, jointly and severally, represent and warrant to IHHI the following:

3.1 Authorization: All action on the part of the Parties necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Parties hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Parties, enforceable in accordance with its terms.

3.2 Litigation: There is no action, suit proceeding or investigation currently threatened against IBUI which questions the validity of this Agreement or the right of the parties to enter it, or to consummate the transactions contemplated hereby.

3.3 Good Title: At Closing, IBUI will deliver to IHHI an acknowledgment with respect to the ISP LAI, that IHHI is the registered owner, on the books and records of the LAI.

4.  Conditions of the Obligations of IHHI at Closing:

The obligations of IHHI under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties of IHHI: The representations and warranties of IHHI contained in Section 2 hereof shall be as and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance by IHHI: IHHI shall have conformed with all agreements, obligations and conditions contained in this Agreement to which it is subject on or before Closing.

5.  Conditions of the Obligations of the Parties at Closing.

The obligations of the Parties under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties of the Parties: The representations and warranties of the Parties contained in
Section 3 hereof shall be true on and as of the closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance by the Parties: The Parties shall have conformed with all agreements, obligations and conditions contained in this Agreement to which they are subject on or before Closing.

6.  Survival of Representations and Warranties and
Indemnification.

6.1 Survival of Representations and Warranties: Not with standing the Closing of this Agreement, the representations and warranties of IHHI and the Parties contained in this agreement shall survive the Closing until the date one (1) year after the date of the Closing, provided, however, that as to any breach, or misstatement in, any misrepresentation or warranty as to which the Parties have given notice to IHHI or has given notice to the Parties on or prior to the expiration of such (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

6.2 Indemnification by IHHI: IHHI covenants and agrees to hold IBUI harmless from any and all costs, expenses, losses, damages, and liabilities incurred or suffered directly or indirectly by IBUI (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of, or a material misstatement in, any one or more of the representations or warranties of IHHI made in or pursuant to this Agreement. Not with standing any other provision of this Agreement, the Parties acknowledge and agree that no representation of IHHI hereunder or omission from this Agreement or its schedules shall be deemed materially misleading and no warranty hereunder by IHHI shall be deemed breached if IBUI have obtained accurate information regarding the matter prior to Closing.

6.3 Indemnification by IBUI: IBUI jointly and severally covenant agree to hold IHHI harmless from any and all costs, expenses, losses, damages, and liabilities incurred or suffers directly or indirectly by IHHI (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of or a material misstatement in, any one or more of the representations or warranties of IBUI made in pursuant to this Agreement. Not with standing any other provision of this Agreement, IHHI acknowledges and agrees that no representation of IBUI hereunder or omission from this Agreement or its schedules shall deemed materially misleading and no warranty hereunder by IBUI shall be deemed breached if IHHI has obtained accurate information regarding the matter prior to Closing.

6.4 Defense Against Asserted Claims: If any claim or assertion of liability is made by a third party against a party indemnified pursuant to this Section 6 (the "Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto (the "Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or assertion of liability and request the Indemnifying Party to defend same. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect of such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. All Parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

7.  Miscellaneous

7.1 Successors and Assigns: The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of IHHI and the Parties, respectively. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Laws: The laws of the state of Nevada shall govern the rights and liabilities of the Parties to this Agreement and the validity, construction, and interpretation thereof

7.3 Counterparts: This Agreement may be executed in two or more countertops, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles: The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing this Agreement.

7.5 Notices: Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Party to be notified at the address indicated for such Party in this Agreement, which is incorporated herein by references, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

7.6 Finders' Fee: Each party represents that it neither is nor will be obligated for any finders' fee nor commission in connection with this transaction, other then those already agreed to.

7.7 Expenses: Each party shall pay its or his respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Joint and Several: Whenever any party undertakes any joint and several covenant, agreement, representation, warranty, waiver and/or other obligation under this Agreement, the breach by any party to the joint and several undertaking shall be deemed to be breached by all Parties to that undertaking and any Party aggrieved by any such breach may proceed at its sole and absolute discretion against any one or more or all of the Parties bound by that joint and several undertaking.

7.9 Amendments and Waivers: Any term of this Agreement may be amended and the observance of any terms of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all Parties hereto.

7.10 Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the 10th day of June 1999.

INTERNET BUSINESS'S INTERNATIONAL, INC.
(A Delaware Corporation)


/s/  Arnold Sock
By: Arnold Sock, President

IRON HORSE HOLDINGS INCORPORATED
(A Nevada Corporation)


/s/  James Wilson
By: James Wilson, President